UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 21, 2014

I.D. Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15087	22-3270799
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Tice Boulevard, Woodcliff Lake, New Jersey 07677
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (201) 996-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)	On March 21, 2014, Jeffrey M. Jagid resigned from the Board of Directors (the Board”) of I.D. Systems, Inc. (the “Company”).

(e)	Jeffrey Jagid’s Separation Agreement.

On March 21, 2014, the Company entered into a Separation and General Release Agreement (the “Jagid Separation Agreement”) with Mr. Jagid, the former Chief Executive Officer of the Company, pursuant to which, in exchange for a general release of claims and certain restrictive covenants, the Company has agreed to pay Mr. Jagid eighteen (18) months’ base salary, one-third of which will be paid to Mr. Jagid on March 31, 2014, and the remainder of which will be paid over eighteen (18) months in accordance with the Company’s normal payroll practices. In addition, the vesting of Mr. Jagid’s unvested stock options and restricted stock awards will be accelerated, and Mr. Jagid will have fifteen (15) months to exercise his stock options. The foregoing is qualified in its entirety by reference to the full text of the Jagid Separation Agreement, a copy of which is filed as Exhibit 10.1 hereto.

Kenneth Ehrman’s Bonus for Assumption of Position as Interim Chief Executive Officer.

On March 27, 2014, upon recommendation by the Compensation Committee of the Board (the “Compensation Committee”), the Board approved a bonus of $7,500 (the “Monthly Bonus”) payable in cash to Kenneth S. Ehrman for each month during which Mr. Ehrman serves as the Interim Chief Executive Officer of the Company, in consideration for Mr. Ehrman’s assumption of the position of Interim Chief Executive Officer of the Company on March 2, 2014. Mr. Ehrman will receive an upfront non-recoverable payment of $30,000, representing the aggregate amount of the Monthly Bonus for the first four months of Mr. Ehrman’s service as Interim Chief Executive Officer, and after the end of such four-month period, Mr. Ehrman will receive a monthly payment of the Monthly Bonus for each month during which Mr. Ehrman continues to serve as Interim Chief Executive Officer. The Monthly Bonus will be paid in addition to the compensation to which Mr. Ehrman is entitled for his service as President of the Company.

Brett Kilpatrick’s Severance Agreement.

On March 27, 2014, the Company entered into a severance agreement (the “Kilpatrick Severance Agreement”) with Brett Kilpatrick, the Company’s Executive Vice President of Worldwide Sales. The Kilpatrick Severance Agreement was previously approved by the Compensation Committee of the Company’s Board of Directors and presented to and approved by the full Board of Directors.

The Kilpatrick Severance Agreement provides Mr. Kilpatrick with certain severance and change in control benefits upon the occurrence of a trigger event. Under the Kilpatrick Severance Agreement, a trigger event shall have occurred if (i) the Company terminates Mr. Kilpatrick without cause (as defined in the Kilpatrick Severance Agreement) or (ii) Mr. Kilpatrick resigns for good reason (as defined in the Kilpatrick Severance Agreement) within six months following a change in control event (as defined in the Kilpatrick Severance Agreement); provided, however, that the termination of Mr. Kilpatrick’s employment due to his death or disability shall in no event be considered a trigger event.

Within 45 days after the occurrence of a trigger event (or such shorter period as may be required under the terms of a general release agreement (“Release”) to be entered into by Mr. Kilpatrick in order to obtain benefits under the Kilpatrick Severance Agreement, a form of which is attached to the Kilpatrick Severance Agreement), Mr. Kilpatrick shall execute and deliver the Release to the Company. Upon the earlier of the expiration of any applicable revocation period required for the Release to be effective with respect to age discrimination claims and the date on which it is otherwise permitted to be effective and irrevocable under applicable law, Mr. Kilpatrick shall be entitled to the following: (i) a cash payment at the rate of Mr. Kilpatrick’s annual base salary as in effect immediately prior to the Trigger Event for a period of 12 months (the “Severance Period”), made as a series of payments that are payable in accordance with the Company’s standard payroll practices; (ii) a waiver of any remaining portion of Mr. Kilpatrick’s healthcare continuation payments under COBRA for the Severance Period, provided that Mr. Kilpatrick timely elects COBRA coverage and continues to make contributions for such coverage equal to his contribution amount in effect immediately preceding the date of his termination of employment; and (iii) partial accelerated vesting of Mr. Kilpatrick’s previously granted stock options and restricted stock awards, such that (to the extent not already then vested) a portion of these awards shall vest and/or become exercisable, in each case on a pro-rated basis that takes into account the number of months elapsed since the date of grant as compared to the scheduled vesting date (provided that the terms of the Company’s 2007 Equity Compensation Plan shall continue to govern acceleration of vesting in the event of a “Change of Control” as defined therein).

As a condition to the Company’s obligations under the Kilpatrick Severance Agreement, Mr. Kilpatrick is required to execute and deliver to the Company a restrictive covenants agreement, a form of which is attached to the Kilpatrick Severance Agreement, containing covenants regarding confidentiality, assignment of inventions, non-competition and non-solicitation. These restrictive covenants shall be in effect during the Severance Period.

The foregoing is qualified in its entirety by reference to the full text of the Kilpatrick Severance Agreement, a copy of which is filed as Exhibit 10.2 hereto.

Executive Incentive Plan

On March 27, 2014, upon recommendation by the Compensation Committee, the Board established the parameters under the Company’s Executive Incentive Plan (the “EIP”) for the 2014 calendar year, which except as described below, are consistent with the parameters under the EIP for the 2013 calendar year. Key differences between the parameters established under the EIP for 2013 and under the EIP for 2014 are (i) both quarterly and annual performance goals were established under the EIP for 2014, while only annual performance goals were established under the EIP for 2013; (ii) performance goals based on objectives in addition to revenue growth and operating profit were established under the EIP for 2014; (iii) awards under the EIP for 2014 are payable on both a quarterly and annual basis if the applicable performance goals have been met, while awards under the EIP for 2013 are payable only on an annual basis if the applicable performance goals have been met; and (iv) the target award under the EIP, which is calculated as a percentage of base salary, for the President of the Company was increased from 60% of his base salary in 2013 to 70% of his base salary in 2014 and for the Chief Technology Officer of the Company was increased from 50% of his base salary in 2013 to 60% of his base salary in 2014. The base salary of each of Kenneth S. Ehrman, the President of the Company, and Michael L. Ehrman, the Chief Technology Officer of the Company, is $267,000. The parameters established under the EIP for 2014 will be described under the “Compensation Discussion and Analysis” included in the Company’s Annual Report on Form 10-K and/or proxy statement for such year.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Separation and General Release Agreement, dated as of March 21, 2014, between Jeffrey M. Jagid and I.D. Systems, Inc.

10.2	Severance Agreement, dated as of March 27, 2014, between Brett Kilpatrick and I.D. Systems, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I.D. SYSTEMS, INC.

Date:	March 27, 2014	By:	/s/ Ned Mavrommatis
		Name:	Ned Mavrommatis
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation and General Release Agreement, dated as of March 21, 2014, between Jeffrey M. Jagid and I.D. Systems, Inc.

10.2	Severance Agreement, dated as of March 27, 2014, between Brett Kilpatrick and I.D. Systems, Inc.